UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2006

Noven Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17254	59-2767632
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11960 S.W. 144th Street, Miami, Florida		33186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-253-5099

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) On May 22, 2006, the Nominating and Corporate Governance Committee of the Board of Directors of Noven Pharmaceuticals, Inc. ("Noven") approved the following changes to Noven’s compensation and reimbursement practices for its non-employee directors (previously described in Noven's 2006 Proxy Statement):

Restricted Stock granted upon Election to Board: $150,000
Restricted Stock granted (upon re-election at annual meeting): $100,000

The restricted awards will be granted in lieu of the stock options that were previously granted to non-employee directors. There was no change to the other components of Noven’s non-employee director compensation and reimbursement practices, which information is disclosed in Noven’s 2006 Proxy Statement. Consistent with Noven’s prior policies, directors who are employed by Noven do not receive any additional compensation for their Board activities.

(b) On May 22, 2006, the Compensation Committee of Noven’s Board of Directors approved the form of Restricted Stock Agreement to be signed by Noven and each director recipient in connection with grants of restricted stock. The agreement provides that the restricted stock awards will vest over a one-year period in equal installments on each of June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007. The form of Restricted Stock Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Form of Restricted Stock Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noven Pharmaceuticals, Inc.

May 22, 2006	By:	Diane M. Barrett

Name: Diane M. Barrett
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement